UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2023

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 25, 2023, TransCode Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC, as underwriter (the “Underwriter”), pursuant to which the Company agreed to issue and sell, in a public offering (the “Offering”), an aggregate of (i) 700,000 shares (“Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase 16,163,000 shares of Common Stock, including 1,163,000 Pre-Funded Warrants pursuant to the partial exercise of the Underwriter’s over-allotment option to purchase up to 2,339,200 additional shares of Common Stock and/or Pre-Funded Warrants. The Shares were sold at a public offering price of $0.51 per Share, and the Pre-Funded Warrants were sold at a public offering price of $0.50 per Pre-Funded Warrant, which represents the per share public offering price for the common stock less the $0.01 per share exercise price for each such Pre-Funded Warrant. The total gross proceeds from the Offering, before deducting underwriting discounts and commissions and other offering expenses payable by the Company, are approximately $8.5 million. The Company also issued Underwriter’s Warrants to the Underwriter, exercisable to purchase 843,150 shares of Common Stock, at an exercise price of $0.6375 per share. The offering closed on September 28, 2023.

The representations, warranties and covenants contained in the Underwriting Agreement were made solely for the benefit of the parties to the Underwriting Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Underwriting Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The offering was made pursuant to a registration statement on Form S-1 (Registration Statement No. 333-274251) filed with the Securities and Exchange Commission (the “Commission”) on August 29, 2023, and amended on September 11, 2023, and September 25, 2023, and was declared effective by the Commission on September 25, 2023. A copy of the form of the Underwriting Agreement is filed as Exhibit 1.1 to this report and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The form of Pre-Funded Warrant is filed as Exhibit 4.1 to this report and the description of the terms of the Pre-Funded Warrants is qualified in its entirety by reference to such exhibit. The form of Underwriter’s Warrant is filed as Exhibit 4.2 to this report and the description of the terms of the Underwriter’s Warrants is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events.

On September 25, 2023, the Company issued a press release announcing the pricing of the offering. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 28, 2023, the Company issued a press release announcing the closing of the offering. A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Form of Underwriting Agreement (Incorporated by reference to Exhibit 1.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on September 25, 2023 (File No. 333-274251)).
4.1	Form of Pre-Funded Warrant (Incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on September 25, 2023 (File No. 333-274251)).
4.2	Form of Underwriter’s Warrant (Incorporated by reference to Exhibit 4.3 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on September 25, 2023 (File No. 333-274251)).
99.1	Press release, dated September 25, 2023.
99.2	Press release, dated September 28, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransCode Therapeutics, Inc.

Date: September 28, 2023	By:	/s/ Thomas A. Fitzgerald
Thomas A. Fitzgerald
Chief Financial Officer